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                                                                    Exhibit 4.8


                               WARRANT AGREEMENT

         WARRANT AGREEMENT dated as of June 8, 1994 between CRYENCO SCIENCES, INC., a Delaware corporation (the "Company"), and CRYOGENIC TADOPTR COMPANY, L.P., a New York limited partnership (the "Holder").

         1. GRANT. Subject to the terms of this Agreement, in consideration of $10.00 and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, the Holder is hereby initially granted the right to purchase, at any time and from time to time from and after June 8, 1995 until 5:30 p.m., Denver time on June 7, 1999 (the "Exercise Period"), up to an aggregate of 200,000 shares of Common Stock at an initial exercise price of $3.00 per share. The Warrants are not exercisable prior to June 8, 1995. The adjusted exercise price shall he the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of SECTION 6 hereof. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3. EXERCISE OF WARRANTS. The Warrants initially are exercisable at the Exercise Price (subject to adjustment as provided in SECTION 6 hereof) per share of Common Stock, payable by certified or official bank cashier's check payable to the order of the Company; PROVIDED, HOWEVER, that the Holder shall have the right, at his or its election, in lieu of delivering the Exercise
Price in cash, to instruct the Company in the form of subscription to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of (i) the Exercise Price multiplied by the number of shares as to which the Warrant is then being exercised divided by
(ii) the "Average Closing Price" as of the date of exercise and to deduct the number of Payment Shares from the shares to be delivered to the Holder.
"Average Closing Price" means, as of any date, (x) if shares of Common Stock are listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which such shares are traded on the last 10 trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the NASDAQ National Market System on the last 10 trading days before such date or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last 20 trading days before such date. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock at the Company's principal offices (currently located at 3811 Joliet Street, Denver, Colorado 80239), the Holder or any subsequent registered holder or holders of a Warrant Certificate (any such subsequent holder or holders also referred to herein as the "Holder" or "Holders") shall he entitled to receive a


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certificate or certificates for the shares of Common Stock so purchased for the
Warrants so exercised. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may he exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and, unless the Warrant has expired, shall execute and deliver a new Warrant Certificate of like tenor for the balance of the securities purchasable thereunder. With respect to any such exercise, the Holder shall for all purposes he deemed to have become the holder of record of the number of shares of Common Stock from the date on which the Warrant was surrendered and payment of the Exercise Price was made irrespective of the date of delivery of such shares, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall he deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for the shares of Common Stock shall he made forthwith (and in any event within 10 business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may he payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTIONS 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not he required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof in a name other than that of the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the shares of Common Stock shall he executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the dual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5.     RESTRICTION ON TRANSFER OF WARRANTS.

         There shall he not more than 25 Holders of record of the Warrants. The Holder of a Warrant Certificate, by his or its acceptance thereof, covenants and agrees that the Warrants may not he sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). Prior to the transfer of any Warrants, the transferee shall represent to the


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Company that it is acquiring the Warrants in its name for its own account with no present intention of distributing the Warrants or any part thereof, but without prejudice to its rights at all times to sell or otherwise dispose of all or any part of the Warrants in a transaction exempt from the registration requirements of the Act. It is understood that the Company is relying, and will rely, to the extent applicable, upon such transferee's representation as aforesaid. The Company shall not be required to issue a Warrant Certificate for less than 5,000 shares of Common Stock, but may do so in the discretion of the Company. Certificates representing the Warrants shall bear a legend setting forth the foregoing restrictions.


         6.    ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

         6.1   COMPUTATION OF ADJUSTED EXERCISE PRICE. For the purposes of this
SECTION 6 the term Exercise Price shall mean the Exercise Price per share of Common Stock set forth in SECTION 1 hereof as adjusted from time to time pursuant to the provisions of this SECTION 6.

         6.2 SUBDIVISION AND COMBINATIONS. In case the Company shall at any time subdivide (for example, a stock split or stock dividend) or combine (for example, a reverse stock split) the outstanding shares of Common Stock, the Exercise Price shall forthwith he proportionately decreased in the case of subdivision or increased in the case of combination.

         6.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this SECTION 6 other than SECTION 6.6, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock (or other securities as provided in this SECTION 6) issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         6.4 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean the class of stock designated as Class A Voting Common Stock, $.0l par value, in the Restated Certificate of Incorporation of the Company as of the date hereof, and any other securities into which or for which any of the Class A Voting Common Stock have been converted, exchanged or combined pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         6.5 MERGER OR CONSOLIDATION. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation, merger or other transaction of the Company with another corporation in which the Company is the surviving corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive consideration (including but not limited to stock, securities or assets) with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each Holder shall thereafter have the right to


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receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore so receivable upon the exercise of each Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such rights. In the event of a merger or consolidation of the Company or other transaction in which the Company is not the surviving corporation or in which, as the result of the transaction, no trading market will exist for the Common Stock, the Company shall give notice regarding the transaction in accordance with SECTION 12 hereof as soon as practicable (and in no event less than 20 days prior to the record date fixed for the transaction or, if none, the closing date for such transaction) in order to afford the Holders the opportunity to exercise their Warrants and receive after exercise the same consideration payable in the transaction to other holders of Common Stock. This
SECTION 6.5 shall similarly apply to successive reorganizations, classifications, consolidations, mergers or other transaction contemplated hereby.

        6.6    ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

               If at any time the Company shall issue or sell (i) any Additional Shares of Common Stock in exchange for consideration less than the lesser of
(a) the Fair Market Value Per Share of Common Stock at the time of such issuance or sale, or (b) the Exercise Price, as applicable on the date of such issuance or sale or (ii) any Convertible Security having an exercise price or Conversion Price in an amount per share of Common Stock less than the lesser of (a) the Fair Market Value Per Share of Common Stock at the time of such issuance or sale or (b) the Exercise Price, as applicable on the date of such issuance or sale, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming the conversion or exercise of all such Convertible Securities) and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus either (x) the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Fair Market Value Per Share or applicable Exercise Price (whichever is less) or (y) the number of shares of Common Stock which could be purchased if the exercise price of such Convertible Security or the Conversion Price of such Convertible Security (as applicable) were set at the then Fair Market Value Per Share or applicable Exercise Price (whichever is less). Thereupon, the Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price for all shares of Common Stock covered hereby shall remain unchanged. No adjustments shall be made upon the exercise or conversion of Convertible Securities. For purposes of this


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paragraph, (i) the "Fair Market Value" shall be determined by multiplying (A)
the sum of (1) the number of shares of Common Stock then outstanding plus (2) the number of shares of Common Stock then issuable upon exercise of any outstanding Convertible Securities by (B) the Average Closing Price (as defined below) per share of Common Stock as of the date of the issuance or sale of such Additional Shares of Common Stock, (ii) the term "Average Closing Price" shall mean, as of any date with respect to shares of Common Stock, (x) if such shares are listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which such shares are traded on the last 10 trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the last 10 trading days before such date or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last 20 trading days before such date, (iii) the term "Fair Market Value Per Share" shall mean as at any date, the quotient obtained by dividing the Fair Market Value as at that date by the number of issued and outstanding shares of Common Stock at such date, calculated on a fully diluted basis, (iv) the term "Additional Shares of Common Stock" means any shares of Common Stock issued by the Company after the issuance of this Warrant except shares issuable upon exercise of any warrants or options of the Company outstanding on the date hereof or shares issuable upon exercise of options hereafter granted under any stock option plan of the Company in existence on the date hereof, (v) the term "Convertible Securities" means all options, warrants or securities exercisable for, all rights to subscribe for, and all securities which are convertible into to or exchangeable for, Common Stock and (vi) the term "Conversion Price" means, with respect to any Convertible Security, the price paid for such Convertible Security divided by the number of shares of Common Stock into which such Convertible Security is convertible on the date of issuance of such Convertible Security.

         6.7 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price, the Company shall give written notice thereof to each Holder in accordance with SECTION 12 hereof, which notice shall state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         7.   REGISTRATION RIGHTS.

         7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants and the shares of Common Stock have not been registered for sale under the Act. Upon exercise of the Warrants, in part or in whole, certificates representing the shares of Common Stock shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such



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         opinion shall be reasonably satisfactory to counsel to the issuer that an exemption from registration under such Act is available.

         Upon the request of a holder of a certificate representing any such shares of Common Stock, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either
(i) an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate or (ii) if the present Paragraph (k) of Rule 144 or a substantially identical successor rule remains in force and effect, representations from the holder that such holder is not then, and has not been during the preceding three months, an affiliate of the Company and that such holder has beneficially owned the security (within the meaning of Rule 144) for three years or more. Such shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

         7.2     PIGGYBACK REGISTRATION.

                  (a) If, at any time commencing after June 8, 1995 through and including June 7, 1999 the Company proposes to register any of its securities under the Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) it will give written notice by registered or certified mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Warrants of its intention to do so. If the Holders of the Warrants notify the Company within fifteen (15) days after receipt of any such notice of its or their desire to include Common Stock underlying the Warrants in such proposed registration statement, the Company shall use reasonable best efforts to register such Common Stock under such registration statement, provided, the Company shall not be required to use such reasonable best efforts if the Common Stock requested to be registered could then be sold without registration pursuant to Rule 144 within not more than 90 days from the date of the Company's receipt of the Holder's notice (based on the number of shares of Common Stock outstanding on that date and the average weekly trading volume for such Common Stock for the four weeks preceding such date, if applicable).

                  (b) In the case of an underwritten offering, if the managing underwriter of the offering determines and advises the Company in writing that inclusion of the Common Stock of the Holders requested to be included would interfere with the successful offering of shares by the Company there shall be excluded from such offering, to the extent that the managing underwriter deems necessary and to the extent required by contractual commitments of the Company to its other warrant holders existing on March 1, 1994, shares of Common Stock owned by the Holders on a PRO RATA basis.



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         7.3  COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In
connection with any registration under SECTION 7.2 hereof, the Company covenants and agrees as follows:


                  (a) The Company shall pay all reasonable costs (excluding transfer taxes, if any, and fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to SECTION
         7.2 hereof including, without limitation, the Company's legal and accounting fees (including the costs and expenses of any special audit or other procedures), printing expenses, blue sky fees and expenses.

                  (b) The Company will take all necessary action which may be required in qualifying or registering the Common Stock included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s) and in no event shall the Company be required to effect such qualification or registration if such act would require the Company to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

                  (c) Upon any registration becoming effective pursuant to this SECTION 7, the Company shall use its best efforts to: (i) keep such registration statement current for a period of 180 days; (ii) prepare and file with the Securities and Exchange Commission (the "Commission") such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Act and the Regulations of the Commission with respect to the disposition of all securities covered by such registration statement;
         (iii) cause all the Common Stock registered pursuant to such registration statement to be listed on each exchange or automated quotation system on which the Common Stock is then listed; (iv) provide a transfer agent and registrar for all stock registered pursuant to such registration statement and CUSIP number for all such stock, in each case not later than the effective date of such registration; and (v) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.


                  (d) As expeditiously as possible furnish to each Holder of Common Stock to be sold pursuant to a registration statement such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the registrable Common Stock owned by such Holder. If the Company has delivered preliminary or final prospectuses to a selling Holder and after have done so the prospectus must be amended to comply with the requirements of the Act, the Company shall promptly notify the selling Holder and, by accepting this Warrant, the Holder agrees to cease making offers of the Common Stock immediately upon


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         such request and to return all prospectuses to the Company. The
         Company shall promptly provide the selling Holder with revised prospectuses and, following receipt of the revised prospectuses, the selling Holder shall be free to resume making offers of the Common Stock.

                  (e) The Company shall indemnify and hold harmless the Holder(s) of the Common Stock to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against and from all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, except such matters in respect of which such Holders are required to indemnify the Company under the next succeeding paragraph.

                  (f) The Holders of the Common Stock to be sold pursuant to a registration statement, and its or their successors and assigns, shall indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against and from all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders or its or their successors or assigns, for specific inclusion in such registration statement.

                  (g) Any person entitled to indemnification under this
         SECTION 7 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and
         (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.


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                  (h) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise his or its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (i) The Company at its expense shall deliver promptly to each Holder participating in the offering and requesting the correspondence and memoranda described below copies of all documents proposed to be filed with the Commission, all correspondence between the Commission and the Company, its counsel or auditors, and all memoranda relating to the registration statement and permit each such Holder at its expense to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender, subject to the provisions of Section 5 hereof.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         9. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         10. RESERVATION AND LISTING. The Company shall at times have and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants, and payment of the respective exercise price


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therefor, all shares of Common Stock and other securities issuable upon such exercise shall, at the time of delivery thereof, be duly and validly issued, fully paid, nonassessable, not subject to the preemptive rights of any stockholder and free from all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Restated Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of the Warrants, and there are no preemptive rights associated with such shares.

         11. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entity shall be proposed then, in any one or more of said events, the Company shall give written notice of such event at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any

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such dividend, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants or any proposed dissolution, liquidation, winding up or sale.

         12.  NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

              (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

              (b) If to the Company, to the address set forth in SECTION 3 hereof or to such other address as the Company may designate by notice to the Holders.

         13. SUPPLEMENTS AND AMENDMENTS. The Company and the Holder may from time to time supplement or amend this Agreement without the approval of any subsequent Holders of Warrant Certificates (other than the Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which the Company and the Holder deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         14. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders, the limited partners of the Holder and their respective successors and assigns hereunder.

         15. TERMINATION. This Agreement shall terminate at the close of business on June 7, 1999. Notwithstanding the foregoing, the indemnification provisions of SECTION 7 shall survive such termination until the close of business on June 7, 2002.

         16. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         17. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         18. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.


         19. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder and any subsequent registered Holder(s) of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder and subsequent Holder(s) of the Warrant Certificates or Warrants.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                             CRYENCO SCIENCES, INC.


                                             By: /s/ Alfred Schechter
                                                -------------------------------
                                                 Name:   Alfred Schechter
                                                 Title:  President
Attest

/s/ Steven M. Lutt
-------------------------
Name:   Steven M. Lutt
Title:  Assistant Secretary


                                             CRYOGENIC TADOPTR
                                             COMPANY, L.P.

                                             By: Cryogenic TADOPTR Corp., as
                                                   general partner

                                                 By:  /s/ Burton J. Ahrens
                                                    ---------------------------
                                                      Name:  Burton J. Ahrens
                                                      Title:  President

                                  EXHIBIT A

                         FORM OF WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                           EXERCISABLE ON OR BEFORE
                 5:30 P.M., DENVER TIME, ______________, 1999


No. W-1994___                                                _________ Warrants


                             WARRANT CERTIFICATE


         This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of ___________ Warrants to purchase initially, at any time from ______________, 1995 until 5:30 p.m., Denver time, on _________________, 1999 ("Expiration Date"), up to ______
shares of Class A voting common stock, $.01 par value ("Common Stock") of CRYENCO SCIENCES, INC., a Delaware corporation (the "Company"), at the price per share of Common Stock equal to the Exercise Price set forth in the Warrant Agreement dated as of ______________, 1994 between the Company and CRYOGENIC TADOPTR COMPANY, L.P. (the "Warrant Agreement"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank cashier's check payable to the order of the Company; PROVIDED, HOWEVER, that the Holder shall have the right, at his or its election, in lieu of delivering the Exercise Price in cash, to instruct the Company in the form of subscription to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of (i) the Exercise Price multiplied by the number of shares as to which the Warrant is then being exercised divided by (ii) the "Average Closing Price" as of the date of exercise and to deduct the number of Payment Shares from the shares to be delivered to the Holder. "Average Closing Price" means, as of any date, (x) if shares of Common Stock are listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which such shares are traded on the 10 trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the NASDAQ National Market System on the last 10 trading days before such date or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last 20 trading days before such date.

         No Warrant may be exercised after 5:30 p.m., Denver time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement to purchase the number of shares for the exercise price as so adjusted or any other rights set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such unexercised Warrants.

         The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Date as of __________________, 1994


                                                 CRYENCO SCIENCES, INC.


[SEAL]
                                                 By:_______________________
                                                      Name:
                                                      Title:


Attest:


_________________________
Name:
Title:

                         FORM OF ELECTION TO PURCHASE


TO:     Cryenco Sciences, Inc.

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


         ____________ shares of Class A voting Common Stock;


         and herewith [tenders in payment for such securities a certified or official bank cashier's check payable to the order of CRYENCO SCIENCES, INC. in the amount of $______________ therefor] [instructs you herein, in payment of the Exercise Price, to deduct __________ shares of Class A voting Common Stock and to deliver the net number of shares, being _________ shares of Class A voting Common Stock]. The undersigned requests that a certificate for such securities be registered in the name of ________________________ whose address is ___________________________________________ and that such Certificate be delivered to __________________________________ whose address is
_________________________________.


Dated:                            Signature: ___________________________

                                  (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

                                  (Insert Social Security or Other Identifying
                                  Number of Holder)

                              FORM OF ASSIGNMENT

         (To be exercised by the registered holder if such holder desires to transfer the Warrant Certificate to the extent permitted by Section 5 of the Warrant Agreement.)

         FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto

               _________________________________________________
                 (Please print name and address of transferee)

this Warrant Certificate; together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                             Signature: ___________________________

                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

                                   (Insert Social Security or Other Identifying
                                   Number of Assignee)